QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and to the use of our report dated March 2, 2001, except for Note 14, as to which the date is September 4, 2001, with respect to the financial statements of Axys Pharmaceuticals, Inc., included in this Amendment No. 1 to the Registration Statement (Form S-4) of Applera Corporation for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP
Palo Alto, California September 4, 2001

QuickLinks

  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS